John Q. Doyle
President and Chief Executive Officer

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036
T +1 212 345 5000
www.corporate.marsh.com

February 24, 2026 Patrick Tomlinson Electronic Delivery

Subject: Terms of Employment
Dear Pat,

This second amendment to the Letter Agreement, dated March 20, 2024, between you and Marsh & McLennan Companies, Inc. (“Marsh”) as subsequently amended on February 18, 2025 (taken together, the “Letter Agreement”), revises the terms and conditions of your employment as President and Chief Executive Officer of Mercer and Vice Chair, Marsh. The Letter Agreement will continue to govern your employment except as specified below:

1Exhibit A to the Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

The terms of this amendment are effective as of February 24, 2026. Please acknowledge your agreement with the terms of the Letter Agreement, as further amended by this second amendment, by signing and dating this amendment.

Sincerely,

/s/ John Q. Doyle

John Q. Doyle
President and Chief Executive Officer
Marsh

February 24, 2026
Patrick Tomlinson

Accepted and Agreed:

/s/ Patrick Tomlinson
(Signature)

February 27, 2026
(Date)

February 24, 2026
Patrick Tomlinson

Exhibit A

Board or Committee Memberships	None
Annual Base Salary	$900,000 effective as of April 1, 2024.
Annual Target Bonus Opportunity
Bonus awards are discretionary.
Target bonus of $2,200,000 commencing with the 2026 performance year (awarded in February 2027). Actual bonus may range from 0% - 200% of target, based on achievement of individual and Mercer and/or Marsh performance objectives, as Marsh may establish from time to time

Annual Target Long-Term Incentive Opportunity	Long-term incentive awards are discretionary. Target grant date fair value of $2,300,000 commencing with the award granted in 2025.
Other Benefits
You will have access to a car and driver for business purposes and work/home travel.
If the imputed income attributable to this benefit is taxable to you, then the taxes associated with this taxable income will not be reimbursed or paid by Marsh.